UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) is September 9, 2005


                          OneSource Technologies, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Delaware                   000-30969                65-0691963
            --------                   ---------                ----------
(State or other jurisdiction of       (Commission             (IRS Employer
incorporation or jurisdiction)        File Number)        Identification Number)


   15730 N. 83rd Way, Suite 104, Scottsdale, Arizona               85260
   -------------------------------------------------               -----
       (Address of principal executive office)                   (Zip Code)


       Registrant's telephone number, including area code: (800) 279-0859


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On September 12, 2005, OneSource Technologies, Inc. (the "Company") received notice from Comerica Bank (the "Bank") that certain events of default had occurred and continue to exist under the Credit Agreement, dated November 9, 2004, between the Company and the Bank (the "Agreement"), which established a revolving line of credit in the amount of $1,500,000 and a term loan in the amount of $1,750,000. The Company currently has $1,300,000 outstanding under the revolving line of credit and $1,402,920 outstanding under the term loan. The Bank stated that, effective September 12, 2005, and until such time as the Company's noncompliance with the specified covenants is cured, it would charge the Company the default interest rate pursuant to the Agreement at the increased rate of 5% per year in excess of the agreed upon interest rate under the Agreement, and that it has reserved all of its rights and remedies under the Agreement. The Company is currently working with the Bank to restructure the loan.

     The current financial status of the Company, after fully reflecting the adjustments discussed under Item 4.02 below, has created the default condition with respect to the Company's borrowings under the Agreement. Pursuant to the Agreement, the Bank, at its discretion, may demand immediate repayment of a portion or all of its outstanding loans until this default condition is cured. Such action, if any, and any further action by the Bank under the Agreement, may have a material adverse effect on the Company's business. There can be no assurance that the Company will be able to obtain replacement credit facilities or, if it does, that any new credit facility the Company is able to obtain will be on commercially reasonable terms.


Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On September 9, 2005, the Audit Committee of the Board of Directors of the Company, in consultation with the Company's independent accountant, concluded that the Company's financial statements as of March 31, 2005, and for the three months then ended, should no longer be relied upon and must be restated to correct processing and recording errors related to sales contract billings and sales tax accruals. The result of that correction is to reduce the revenue recorded for the three months ended March 31, 2005 by $90,493. The restated Form 10-QSB for the quarter ended March 31, 2005 will also reflect an increase in Other Expenses of $62,500. These two adjustments result in a reduction of previously reported Net Income for the first quarter by $152,993. The resulting adjusted Net Loss for the period will be restated as $91,702.

     In addition, it has been determined that in the March 31, 2005 Form 10-QSB, as filed, Inventory and Deferred Revenue accounts were erroneously understated equally by approximately $682,500. This misstatement, by itself, had no effect on the amount previously reported as Net Income for the quarter, since the Cost of Goods Sold is calculated independently from the Inventory and Deferred Revenue account balances.

     As a result of these corrections, the Form 10-QSB for the period ended March 31, 2005 will be amended and filed as soon as practicable.

     The Company also intends to take certain charges in the three month period ended June 30, 2005 to reflect adjustments to the carrying value of inventory and goodwill associated with its 2004 acquisition of First Financial Computer Services, Inc. ("FFCS"). These asset value adjustments will include a write-down of inventory book value by $3,000,000, and a write-off of Goodwill balances of $1,521,828. During the quarter ended June 30, 2005, the Company conducted an analysis of inventory acquired in the FFCS acquisition. That analysis included consideration of existing and probable customer contracts and the projected utilization of inventory to service this customer base. As a result, the Company determined that the carrying value of the FFCS inventory was impaired and a write down to the estimated realizable value was appropriate. Additionally, the Company conducted an analysis of the goodwill arising in the FFCS acquisition. Due to lower than anticipated cash flows from the FFCS business, the Company has determined that the carrying value of the goodwill is impaired at June 30, 2005.



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     Additionally, in the quarter ended June 30, 2005, the Company anticipates recording charges of approximately $1.1 million in order to increase inventory and accounts receivable reserves to levels judged to be required at that date.

     Management is completing a rigorous examination of the carrying value of all material account balances and is also analyzing its accounting processes. It is expected that this examination will be completed by September 30, 2005.

     The cumulative impact of these various adjustments will result in a Shareholder Deficit of over $5 million as of June 30, 2005.

     The Company is currently in active negotiation with third parties. The transactions that are being discussed would, if consummated, include a potentially significant equity investment in the Company and a potential change in control. No assurances can be given that the Company and the third parties with whom it is negotiating will successfully conclude any transaction nor that the Company can arrange any additional or alternative financing to satisfy its current or longer term operating requirements. Without access to additional funding, in the short-term, the ability of the Company to continue operations is severely impaired.

     A copy of the press release issued by the Company announcing the events discussed above under Items 2.04 and 4.02 is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 9, 2005, Steve N. White resigned his position as Executive Vice President and Chief Operating Officer of the Company and Laurence M. Luke resigned his position as Managing Director of the Company. Mr. Luke remains a director of the Company.

     On September 10, 2005, Robert H. Thomason and Danny O. Snyder resigned from the Company's Board of Directors.


Item 9.01.   Financial Statements and Exhibits.

Exhibit No.       Item
-----------       ----

99.1              Press Release dated September 14, 2005



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ONESOURCE TECHNOLOGIES, INC.


Dated:  September 14, 2005                By:  /s/ Leonard J. Ksobiech
                                               -------------------------------
                                               Leonard J. Ksobiech
                                               Chief Financial Officer




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